                                  SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

     /X/  Filed by the Registrant

     / /  Filed by a party other than the Registrant

     Check the appropriate box:
     /X/  Preliminary Proxy Statement
     / /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
          RULE 14a-6(e)(2))
     / /  Definitive Proxy Statement
     / /  Definitive Additional Materials
     / /  Soliciting Material Pursuant to Section240.14a-11(c) or
          Section240.14a-12

                                FPA NEW INCOME, INC.
     ---------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)

     ---------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
     /X/  No fee required
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
          and 0-11.
          (1)   Title of each class of securities to which transaction applies:
                ----------------------------------------------------------------
          (2)   Aggregate number of securities to which transaction applies:
                ----------------------------------------------------------------
          (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
                determined):
                ----------------------------------------------------------------
          (4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------------
          (5)   Total fee paid:
                ----------------------------------------------------------------

     / /  Fee paid previously with preliminary materials.

     / /  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)   Amount Previously Paid:
                ----------------------------------------------------------------
          (2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------------
          (3)   Filing Party:
                ----------------------------------------------------------------
          (4)   Date Filed:
                ----------------------------------------------------------------

                              FPA NEW INCOME, INC.
    11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MONDAY, FEBRUARY 9, 2004

    Notice is hereby given that a special meeting of shareholders of FPA New Income, Inc. ("Fund") will be held in the Board Room, Twelfth Floor, at the offices of First Pacific Advisors, Inc., the Fund's investment adviser ("Adviser"), 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, on Monday, February 9, 2004, at 1:30 P.M. Pacific Time, to consider and vote on the following matters:

    1.  Election of the Board of Directors (Five Directors);

    2. Approval or disapproval of a proposed amendment to the Fund's fundamental investment policy regarding lending;

    3. Approval or disapproval of a proposed amendment to the Fund's fundamental investment policy regarding investments in illiquid securities; and

    4. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

    You are entitled to vote if you held shares of the Fund as of
                 .

                                           By Order of the Board of Directors

                                           SHERRY SASAKI
                                           Secretary

January 4, 2004

--------------------------------------------------------------------------------

IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THUS ENABLING THE FUND TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR YOU MAY VOTE THE ENCLOSED PROXY BY TELEPHONE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

--------------------------------------------------------------------------------

                              FPA NEW INCOME, INC.
    11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                                PROXY STATEMENT

    The accompanying proxy is solicited by the Board of Directors of the Fund in connection with a special meeting of shareholders to be held on Monday, February 9, 2004. Any shareholder executing a proxy, or voting by telephone, has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Fund. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of the Adviser, or Boston Financial Data Services, Inc., the Fund's Shareholder Servicing Agent. No specially engaged employees or paid solicitors have been retained by the Fund for such purpose. The cost of solicitation of proxies will be borne by the Fund, which will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. This Proxy Statement was first mailed to shareholders on or about January 4, 2004. You may obtain a copy of the Fund's most recent annual report, and of any succeeding semi-annual report, without charge, by writing to the Secretary of the Fund at the above address, or by telephoning (800) 982-4372.

    On December 19, 2003 (record date for determining shareholders entitled to
notice of and to vote at the meeting), there were outstanding           shares
of Common Stock, $0.01 par value. Each share is entitled to one vote.

    On December 19, 2003, no person is known by management to own beneficially as much as 5% of the outstanding shares of the Fund, except Charles Schwab & Co., Inc., 101 Montgomery Street, San Francisco, California 94104-4122, which
held           shares (    %), National Financial Services Corp., Attention:
Mutual Funds, 5th Floor, 200 Liberty Street - 1 WFC, New York, New York
10281-1003, which held           shares (    %), and Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Attention: Fund Administration 97677, 4800 Deer Lake Drive East, Floor 2, Jacksonville, Florida 32246-6484, which held
          shares (    %). The foregoing broker-dealers and/or investment
advisory firms advise that the shares are held for the benefit of their customers.

    Signed but unmarked proxies will be voted for the directors nominated below and in favor of all proposals. Shareholders who return proxies marked as abstaining from voting on one or more proposals are treated as being present at the meeting for purposes of obtaining the quorum necessary to hold the meeting, but are not counted as part of the vote necessary to approve the proposal(s). If brokers holding shares for their customers in so-called "Street Name" report that they have not received instructions and are not authorized to vote without instruction, those shares will be treated the same as abstentions.

                     1. ELECTION OF THE BOARD OF DIRECTORS

    Five directors are to be elected at the meeting, each to hold office until the next meeting of shareholders and until a successor is elected and qualified. The five nominees receiving the highest number of votes will be elected.

    Because we do not expect meetings of shareholders to be held each year, the directors' terms will be indefinite in length. Future meetings will be held if required by the Investment Company Act of 1940 ("1940 Act"). Four of the nominees for director, Willard H. Altman, Jr., Alfred E. Osborne, Jr., Robert L. Rodriguez, and Lawrence J. Sheehan, were elected by shareholders at their last meeting on October 23, 2000. A. Robert Pisano was elected by directors in 2002. The table below sets forth certain information regarding the nominees.

                                       YEAR FIRST
                                       ELECTED AS                                            NUMBER OF FPA       OTHER
                         POSITION       DIRECTOR                                             FUND BOARDS ON  DIRECTORSHIPS
       NAME,               WITH          OF THE             PRINCIPAL OCCUPATION(S)          WHICH DIRECTOR     HELD BY
   ADDRESS* & AGE          FUND           FUND                DURING PAST 5 YEARS                SERVES        DIRECTOR
--------------------  --------------  -------------  --------------------------------------  --------------  -------------
"NON-INTERESTED" DIRECTORS

Willard H. Altman,       Director         1998       Retired. Formerly, until 1995, Partner        6               0
 Jr., 68                                             of Ernst & Young LLP, a public
 (1,2)                                               accounting firm. Vice President of
                                                     Evangelical Council for Financial
                                                     Accountability, an accreditation
                                                     organization for Christian non-profit
                                                     entities, from 1995 to 2002. Director/
                                                     Trustee of FPA Capital Fund, Inc., of
                                                     FPA Paramount Fund, Inc., of FPA
                                                     Perennial Fund, Inc., of FPA Funds
                                                     Trust and of Source Capital, Inc. (3).

Alfred E. Osborne,       Director         1999       Senior Associate Dean at The John E.          3               6
 Jr., 58                                             Anderson Graduate School of Management
 (1,2)                                               at UCLA. Dr. Osborne has been at UCLA
                                                     since 1972. Formerly director of the
                                                     Harold Price Center for
                                                     Entrepreneurial Studies and Associate
                                                     Professor of Business Economics at The
                                                     John E. Anderson Graduate School of
                                                     Management. Director/Trustee of FPA
                                                     Capital Fund, Inc., of FPA Funds Trust
                                                     (3), of the Investment Company
                                                     Institute, of K2 Inc., of
                                                     Nordstrom, Inc., of E* Capital
                                                     Corporation, a privately held company,
                                                     which operates a venture capital fund
                                                     and owns Wedbush Morgan Securities,
                                                     Inc., a broker-dealer and of Equity
                                                     Marketing Inc. Independent general
                                                     partner of Technology Funding Venture
                                                     Partners V L.P., a business
                                                     development company. Trustee of the WM
                                                     Group of Funds, a mutual fund complex.

                                       YEAR FIRST
                                       ELECTED AS                                            NUMBER OF FPA       OTHER
                         POSITION       DIRECTOR                                             FUND BOARDS ON  DIRECTORSHIPS
       NAME,               WITH          OF THE             PRINCIPAL OCCUPATION(S)          WHICH DIRECTOR     HELD BY
   ADDRESS* & AGE          FUND           FUND                DURING PAST 5 YEARS                SERVES        DIRECTOR
--------------------  --------------  -------------  --------------------------------------  --------------  -------------
A. Robert Pisano, 60     Director         2002       National Executive Director and Chief         3               5
 (1,2)                                               Executive Officer of the Screen Actors
                                                     Guild since 2001. Director/Trustee of
                                                     FPA Capital Fund, Inc., of FPA Funds
                                                     Trust (3), of Coppola Group, of State
                                                     Net, of NetFlix.com, of Resources
                                                     Connection and of the Motion Picture
                                                     and Television Fund. Vice Chairman and
                                                     director from 1997 to 1999 of
                                                     Metro-Goldwyn-Mayer, Inc.

"INTERESTED" DIRECTORS**

Robert L. Rodriguez,    Director,         2000       Director and Principal for more than          2               2
 54                    President &                   the past five years, and Chief
                          Chief                      Executive Officer (since May 2000) of
                        Investment                   First Pacific Advisors, Inc.; and
                         Officer                     director, President and Chief
                                                     Investment Officer of FPA Capital
                                                     Fund, Inc. (3). Director of FPA Fund
                                                     Distributors, Inc. ("Distributor").
                                                     Director from March 1996 to August
                                                     2000 and Senior Vice President from
                                                     March 1996 to November 1999 of Source
                                                     Capital, Inc.

Lawrence J. Sheehan,     Director         1991       Of counsel to, and partner (1969 to           5               0
 71                                                  1994) of, the law firm of O'Melveny &
                                                     Myers LLP, legal counsel to the Fund.
                                                     Director/Trustee of Source Capital,
                                                     Inc., of FPA Perennial Fund, Inc., of
                                                     FPA Capital Fund, Inc., and of FPA
                                                     Funds Trust (3).

 * The address for each director is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

** "Interested person" within the meaning of the 1940 Act by virtue of his affiliation with the Fund's Adviser in the case of Mr. Rodriguez and by virtue of an affiliation with legal counsel to the Fund in the case of Mr. Sheehan.

(1)   Member of the Audit Committee of the Board of Directors.

(2)   Member of the Corporate Responsibility Committee of the Board of
     Directors.

(3) FPA Capital Fund, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., FPA Funds Trust and Source Capital, Inc. are other investment companies advised by the Adviser ("FPA Funds"). See "Information Regarding the Adviser" herein.

    All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote for the election of such other person or persons as the Board of Directors may designate.

    The Board of Directors has designated the three members identified by footnote (1) to the preceding table as the Audit Committee of the Board. No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Committee makes recommendations to the Board of Directors concerning the selection of the Fund's independent auditors and reviews with such auditors the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Fund with the accounting, recording and financial reporting requirements of the 1940 Act. The Audit Committee met four times during the last fiscal year.

                             AUDIT COMMITTEE REPORT

To the Board of Directors
of FPA New Income, Inc.:                                       November 10, 2003

    Our Committee has reviewed and discussed with management of the Fund and Deloitte & Touche LLP, the independent auditing firm of the Fund, the audited financial statements of the Fund as of September 30, 2003, and the financial highlights for the year then ended (the "Audited Financial Statements"). In addition, we have discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 61 regarding communications with audit committees. The audited financial statements of the Fund for the year ended September 30, 2002, and the financial highlights for each of the four years in the period then ended were audited by other auditors, Ernst & Young LLP, whose report dated November 11, 2002, expressed an unqualified opinion on those statements.

    The Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and we have discussed with that firm its independence from the Fund. We also have discussed with management of the Fund and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

    Management is responsible for the Fund's internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the Fund's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    Based on the foregoing review and discussions and a review of the report of Deloitte & Touche LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Fund's Board of Directors the inclusion of the Audited Financial Statements in the Fund's Annual Report to Shareholders for the year ended September 30, 2003, for filing with the Securities and Exchange Commission.

                                        Audit Committee:

                                        Willard H. Altman, Jr., Chairman
                                        Alfred E. Osborne, Jr.
                                        A. Robert Pisano

    The Board of Directors has designated the three members identified by footnote (2) to the preceding table as the Corporate Responsibility Committee. No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Committee recommends to the full Board of Directors nominees for election as directors of the Fund to fill vacancies on the Board, when and as they occur. While the Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. The determination of nominees recommended by the Committee is within the sole discretion of the Committee and the final selection of management nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Corporate Responsibility Committee met once during the last fiscal year.

    During the fiscal year ended September 30, 2003, the Board of Directors held four meetings. Each director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served.

    During the fiscal year ended September 30, 2003, the Fund did not pay any salaries directly to officers but paid an investment advisory fee to the Adviser as described herein. The following information relates to director compensation. Each director who was not an interested person of the Adviser was compensated by the Fund at the rate of $6,000 per year plus a fee of $1,000 per day for Board of Directors meetings attended. The four directors who were not interested persons of the Adviser received total directors' fees of $40,000 for 2003. Each such director is also reimbursed for out-of-pocket expenses incurred as a
director. During the year, the Fund incurred legal fees of $    , to the law
firm of O'Melveny & Myers LLP, with which Mr. Sheehan is affiliated.

                                                               TOTAL COMPENSATION*
                             AGGREGATE COMPENSATION*           FROM ALL FPA FUNDS,
NAME OF DIRECTORS                 FROM THE FUND                INCLUDING THE FUND
-----------------            -----------------------         -----------------------
Willard H. Altman, Jr.             $   10,000                    $   66,000**

Alfred E. Osborne, Jr.                 10,000                        30,000***

A. Robert Pisano                       10,000                        30,000***

Robert L. Rodriguez                       -0-                           -0-

Lawrence J. Sheehan                    10,000                        56,000****

    * No pension or retirement benefits are provided to directors by the Fund, or the FPA Funds.
   ** Includes compensation from the Fund, from four open-end investment companies and one closed-end investment company.
  *** Includes compensation from the Fund and from two open-end investment companies.
 **** Includes compensation from the Fund, from three open-end investment companies and one closed-end investment company.

FUND SHARES OWNED BY DIRECTORS AS OF DECEMBER 19, 2003*

                                                                   AGGREGATE DOLLAR RANGES OF SHARES
                                     DOLLAR RANGE OF FUND           OWNED IN ALL FPA FUNDS OVERSEEN
           NAME                          SHARES OWNED                         BY DIRECTOR
---------------------------       --------------------------       ---------------------------------
"NON-INTERESTED" DIRECTORS

Willard H. Altman, Jr.                  Over $100,000                      Over $100,000

Alfred E. Osborne, Jr.                 $10,001-$50,000                    $50,001-$100,000

A. Robert Pisano                       $10,001-$50,000                    $50,001-$100,000

"INTERESTED" DIRECTORS

Robert L. Rodriguez                    $10,001-$50,000                     Over $100,000

Lawrence J. Sheehan                    $10,001-$50,000                     Over $100,000

* All officers and directors of the Fund as a group owned beneficially less than 1% of the Fund's Common Stock.

    The following information relates to the executive officers of the Fund who are not directors of the Fund. Each officer also serves as an officer of the Adviser. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

 NAME & POSITION                 PRINCIPAL OCCUPATION DURING                          OFFICER
    WITH FUND                          PAST FIVE YEARS                       AGE       SINCE
------------------  -----------------------------------------------------  --------   -------
Eric S. Ende        Senior Vice President of the Adviser for more than        59       1985
(Vice President)    the past five years. Mr. Ende also serves as
                    director, President and Portfolio Manager of FPA
                    Paramount Fund, Inc. and of FPA Perennial Fund, Inc.;
                    director, President and Chief Investment Officer of
                    Source Capital, Inc.; and Vice President of FPA
                    Capital Fund, Inc. and of FPA Funds Trust.

J. Richard Atwood   Director, Principal, and Chief Operating Officer of       43       1997
(Treasurer)         the Adviser since May 2000; and director (since May
                    2000), President (since May 2000), Chief Executive
                    Officer (since May 2000), Chief Financial Officer and
                    Treasurer for more than the past five years of the
                    Distributor. Mr. Atwood also serves as Treasurer of
                    FPA Capital Fund, Inc., of FPA Funds Trust, of FPA
                    Paramount Fund, Inc., of FPA Perennial Fund, Inc.,
                    and of Source Capital, Inc. Mr. Atwood served as
                    Senior Vice President from January 1997 to May 2000
                    of the Adviser and of the Distributor.

Sherry Sasaki       Assistant Vice President and Secretary of the Adviser     48       1984
(Secretary)         for more than the past five years; and Secretary of
                    the Distributor for more than the past five years.
                    Ms. Sasaki also serves as Secretary of FPA Capital
                    Fund, Inc., of FPA Funds Trust, of FPA Paramount
                    Fund, Inc., of FPA Perennial Fund, Inc., and of
                    Source Capital, Inc.

INFORMATION REGARDING THE INVESTMENT ADVISORY AGREEMENT

    First Pacific Advisors, Inc. (the "Adviser"), a Massachusetts corporation, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. It provides investment management and advisory services to the Fund pursuant to an investment advisory agreement, dated October 23, 2000 (the "Advisory Agreement"), which was approved by shareholders of the Fund on October 23, 2000. The Advisory Agreement provides that it may be renewed from year to year provided that any such renewal has been specifically approved at least annually by (i) the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of directors who are not interested persons (as defined in the 1940 Act) of the Fund or of the Adviser cast in person at a meeting called for the purpose of voting on such approval. The continuation of the Advisory Agreement to December 31, 2004, has been approved by the Board of Directors and a majority of the Fund's directors who are not parties to the Advisory Agreement or interested persons of any such party (as defined in the 1940 Act).

    Under the Advisory Agreement, the Fund retains the Adviser to manage the investment of the Fund's assets, including the placing of orders for the purchase and sale of portfolio securities. The Adviser agrees to obtain and evaluate economic, statistical and financial information to formulate and implement the Fund's investment programs. In addition to providing management and investment advisory services, the Adviser furnishes office space, facilities and equipment. It also compensates all officers and other personnel of the Fund except directors who are not affiliated with the Adviser.

    The Adviser provides at its expense personnel to serve as officers of the Fund and office space, facilities and equipment for managing the affairs of the Fund. All other expenses incurred in the operation of the Fund are borne by the Fund. Expenses incurred by the Fund include the charges and expenses of any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; the charges and expenses of auditors; the charges and expenses of any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including issuance and transfer taxes, and corporate fees payable by the Fund to federal, state or other governmental agencies; the cost of stock certificates representing Fund shares; fees involved in registering and maintaining registrations of the Fund and of Fund shares with the SEC and various states and other jurisdictions; all expenses of shareholders' and directors' meetings and of preparing, printing and mailing proxy statements and semi-annual and annual reports to shareholders except as set forth in the Distribution Agreement between the Fund and the Distributor; fees and travel expenses of directors not affiliated with the Adviser; the expense of furnishing, or causing to be furnished, to all shareholders a statement of account after every transaction affecting their account, including the expense of mailing; charges and expenses of legal counsel in connection with matters relating to the Fund including, without limitation, legal services rendered in connection with the Fund's corporate and financial structure and relations with its shareholders, issuance of Fund shares, and registrations and qualifications of securities under federal, state and other laws; association dues; interest payable on Fund borrowings; and postage.

    For services rendered, facilities furnished and expenses assumed, the Adviser is paid an investment management fee. Such fee is payable monthly at the annual rate of 0.50% of the Fund's average daily net assets.

    The Adviser pays the Fund the amount by which certain defined operating expenses of the Fund for any fiscal year exceed 1.50% of the first $15 million of average net assets, plus 1% of the remaining average net assets. Such reimbursement is calculated at the close of business on the last business day of each calendar month. Any required reduction or refund is computed and paid monthly.

    The Advisory Agreement provides that the Adviser shall have no liability to the Fund or any shareholders of the Fund for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the Advisory Agreement, except for liability resulting form willful misfeasance, bad faith or negligence on the part of the Adviser or the reckless disregard of its duties under the Advisory Agreement. The Advisory Agreement may be terminated without penalty by the Board of Directors of the Fund or the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund upon 60 days' written notice to the Adviser or by the Adviser upon like notice to the Fund. The Advisory Agreement will automatically terminate in the event of its assignment, at that term is defined in the 1940 Act.

    In determining whether to renew the Advisory Agreement, those Fund directors who were not affiliated with the Adviser met separately to evaluate information provided by the Adviser in accordance with the 1940 Act and to determine their recommendations to the full Board of Directors. The directors considered a variety of factors, including the quality of advisory, management and accounting services provided to the Fund, the fees and expenses borne by the Fund, the profitability of the Adviser and the investment performance of the Fund as well as the performance of a peer group of mutual funds. The Fund's advisory fee and expense ratio was also considered in light of the advisory fees and expense ratios of a peer group of mutual funds. Based upon its consideration of these and other relevant factors, the directors concluded that the advisory fees paid by the Fund are fair and reasonable.

    For the fiscal year ended September 30, 2003, the Adviser received gross advisory fees of $5,442,463. The Fund's average net assets during the fiscal
year were $       . The total net assets of the Fund were $1,123,425,898 on
September 30, 2003.

INFORMATION REGARDING PORTFOLIO TRANSACTIONS AND BROKERAGE

    Under the Advisory Agreement, the Adviser makes decisions to buy and sell securities for the Fund, selects broker-dealers and negotiates commission rates or net prices. Since most transactions the Fund makes are principal transactions at net prices, the Fund incurs little or no brokerage costs. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases of portfolio securities from underwriters include a commission or concession the issuer pays to the underwriter. Purchases from dealers serving as market makers include the spread between the bid and asked price. Sales to dealers are effected at bid prices.

During the fiscal year ended September 30, 2003, the Fund paid $     in
brokerage commissions. During the last fiscal year, $       of the brokerage
commissions were paid on transactions having a total value of $       , to
brokers selected because of research services provided to the Adviser.

    The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities purchased or sold by the Fund. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for recommending the investment.

INFORMATION REGARDING THE ADVISER

    The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to FPA Capital Fund, Inc., FPA Funds Trust's FPA Crescent Fund, FPA Paramount Fund, Inc., and FPA Perennial Fund, Inc., open-end investment companies, and Source Capital, Inc. a closed-end investment company, which had net assets of $917,623,819, $325,075,419, $109,638,498, $122,248,161, and $474,074,547, respectively, on
September 30, 2003. The annual advisory fees paid by FPA Capital Fund, Inc., FPA Paramount Fund, Inc. and FPA Perennial Fund, Inc. equal 0.75% of the first $50 million of average daily net assets and 0.65% on the average daily net assets in excess of $50 million. FPA Funds Trust's FPA Crescent Fund pays an advisory fee at the annual rate of 1.00% of its average daily net assets. Those four funds also reimburse the Adviser for the cost of financial services in an amount of up to 0.10% of average daily net assets. Source Capital, Inc. pays an advisory fee at the annual rate of 0.725% on the first $100 million of its net assets, 0.700% on the next $100 million of its net assets, and 0.675% on any net assets in excess of $200 million. The Adviser also advises institutional accounts. The Adviser had total net assets under management of approximately $4.8 billion at September 30, 2003.

    The Adviser is an indirect subsidiary of Old Mutual (US) Holdings Inc. (formerly known as United Asset Management Corporation) ("OMH"). OMH is a holding company principally engaged, through affiliated firms, in providing institutional investment management. In September 2000, OMH was acquired by, and subsequently become a wholly owned subsidiary of Old Mutual plc, a United Kingdom-based financial services group with substantial asset management, insurance and banking businesses. The common stock of Old Mutual plc is listed on the London Stock Exchange. No person is known by Old Mutual plc to own or hold with power to vote 25% or more of the outstanding shares of Old Mutual plc common stock.

    The directors and principals of the Adviser are the following persons: J. Richard Atwood, Chief Operating Officer of the Adviser; and Robert L. Rodriguez, Chief Executive Officer of the Adviser. The principal occupations of Messrs. Atwood and Rodriguez are described in the preceding tables. The business address of Messrs. Atwood and Rodriguez is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

INFORMATION REGARDING THE DISTRIBUTOR

    FPA Fund Distributors, Inc., a wholly owned subsidiary of the Adviser, acts as the principal distributor of shares of the Fund pursuant to a Distribution Agreement dated September 25, 2000. For the fiscal year ended September 30,
2003, total underwriting commissions on the sale of Fund shares were $       ,
of which $       was retained by the Distributor after reallowance to other dealers.

INFORMATION REGARDING INDEPENDENT AUDITORS

    In 2002, Ernst & Young LLP determined that they were no longer independent within the meaning of the Sarbanes-Oxley Act, as a result of consulting services performed for the Adviser's parent, Old Mutual plc.

    On November 11, 2002, the Board of Directors approved discontinuing the engagement of Ernst & Young LLP as the Fund's independent auditors and engaging Deloitte & Touche LLP to serve as the Fund's independent auditors for the fiscal year ended September 30, 2003. Ernst & Young LLP's reports on the Fund's audited financial statements for the year ended September 30, 2002, and the financial highlights for each of the five years in the period then ended, expressed an unqualified opinion on those financial statements, with no issues, disagreements or adjustments.

    The firm of Deloitte & Touche LLP, independent public accountants, has been the auditors for the Fund since November 11, 2002. The Board of Directors has selected Deloitte & Touche LLP to serve as the Fund's independent auditors for the fiscal year ending September 30, 2004. The employment of such independent auditors is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

AUDIT FEES

    Aggregate fees paid to Deloitte & Touche LLP for professional services for the audit of the Fund's 2003 annual financial statements during the fiscal year ended September 30, 2003, and the reviews of the financial statements included in the Fund's filings on Form N-SAR for that fiscal year, were $26,000.

ALL OTHER FEES

    Aggregate fees for all other services by Deloitte & Touche LLP to the Fund during the fiscal year were $5,000 in connection with preparation and review of federal and state tax returns for the Fund. The Audit Committee of the Board of Directors considered whether the provision of these services is compatible with maintaining the independence of Deloitte & Touche LLP.

         PROPOSED AMENDMENTS TO CERTAIN FUNDAMENTAL INVESTMENT POLICIES

    The 1940 Act requires all mutual funds to adopt certain specific investment policies, referred to as "fundamental" policies, that may be changed only by shareholder vote. The Adviser has recommended and the Board has approved amendments to certain of the Fund's current fundamental policies as described below. The proposed revisions will provide the Fund with greater flexibility to respond to future legal, regulatory, market or technical changes. In addition, the revised restrictions are expected to enable the Fund to operate more efficiently and to make it easier to monitor its own compliance.

  2. PROPOSED AMENDMENT TO THE FUNDAMENTAL INVESTMENT POLICY REGARDING LENDING

    The 1940 Act requires all mutual funds to adopt fundamental policies regarding lending. Although the 1940 Act has not imposed percentage limits on the amount that mutual funds may lend, the 1940 Act prohibits mutual funds from making loans to persons who control or are under common control with the funds, effectively prohibiting loans where conflicts of interest or undue influence are most likely present.

    Approval of this proposal would allow the Fund to lend to the extent permitted by current law by replacing the Fund's current fundamental policy regarding lending with a more flexible fundamental policy. The amendment policy would allow the Fund to make loans to the extent permitted by the 1940 Act or any rule thereunder, or Securities and Exchange Commission ("SEC") or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC. The Board of Directors believes that this more flexible fundamental policy is in the best interests of the Fund and its shareholders because it would allow the Fund, to adapt to future developments in investment practices and changes in laws and regulations without the delay and cost of a shareholders meeting.

    The proposed new fundamental policy on lending is: "The Fund may not make loans to other persons, except to the extent permitted under the 1940 Act, the rules and regulations thereunder, or any exemptions therefrom, as such statute, rules or regulations may be amended or interpreted from time to time."

    If the proposed amendment to the fundamental policy on lending is approved by shareholders, the Board of Directors proposes to adopt a new non-fundamental policy, subject to amendment from time to time by the Board of Directors, which would read as follows: "The Fund may not lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (this restriction does not apply to purchases of debt securities or repurchase agreements)."

    The proposed amendment would permit the Fund to invest in participations in senior loans made by banks and other financial institutions to corporate and other borrowers. Such loans are generally arranged through private negotiations between a borrower and one or more financial institutions and may be secured by collateral. Interest in senior loans generally are not listed on any Securities Exchange or automated quotation system and no active trading market generally exists for such securities. Such senior loan participations are thus relatively illiquid which may impair the ability of the Fund to sell such securities in a timely manner. Such securities would, however, be subject to the Fund's non-fundamental investment policy regarding illiquid securities which provides: "The Fund may not invest more than 15% of its net assets in illiquid securities. Rule 144A Securities deemed to be liquid shall be included in this limitation unless otherwise specified by the Board of Directors."

    The proposed amendment would also permit the Fund to lend portfolio securities and to increase investments in repurchase agreements. Lending of portfolio securities may result in income to the Fund, but there may be delays in the recovery of loan securities or a loss or rights in the collateral should the borrower fail financially. Repurchase agreements may expose the Fund to certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, a decline in the value of the underlying securities and a loss of interest.

    The Fund's current fundamental policy regarding lending reads as follows:
"The Fund will not make loans to others, except through the purchase of various kinds of publicly-distributed debt obligations, investments in variable amount master demand notes and repurchase agreement transactions in which the Fund is permitted to invest."

    The Board believes that the more flexible investment policy is in the best interests of the Fund and its shareholders and recommends shareholder approval of the change.

3. PROPOSED AMENDMENT TO THE FUNDAMENTAL INVESTMENT POLICY REGARDING INVESTMENTS
                             IN ILLIQUID SECURITIES

    The 1940 Act does not require the Fund to have a fundamental investment policy regarding investment in illiquid or restricted securities.

    Generally, restricted securities may be sold only in privately-negotiated transactions that meet an exception to securities registration requirements. The Fund's current fundamental policy limiting investment in restricted securities reflect requirements imposed by the administrators of certain states' securities laws that such restricted securities should be deemed illiquid. However, federal legislation passed in 1996 preempted the states' ability to impose such limitations, and the 1940 Act does not require such limitation. In addition, the exception to securities registration requirements added by Rule 144A under the Securities Act of 1933 permits trading of restricted securities among institutional investors, such as mutual funds. This has created active markets in Rule 144A securities allowing certain restricted securities to be considered liquid under guidelines approved by the Fund's Board of Directors.

    SEC staff interpretations have indicated that mutual funds should consider repurchase agreements that mature in more than seven days to be illiquid. The Fund includes this limitation as a fundamental policy, although the 1940 Act does not require the policy to be a fundamental policy.

    The Adviser has recommended and the Board has approved the proposal that the fundamental policy regarding investments in restricted securities, illiquid securities and repurchase agreements be amended and reclassified as non-fundamental and subject to amendment from time to time by the Board of Directors.

    The proposed non-fundamental policy will limit the Fund to investing 15% of its net assets in illiquid securities. By converting this policy to non-fundamental, the Board will be able to take appropriate and timely action to amend the non-fundamental policy without the expense and delay associated with a shareholders meeting in the event that regulatory changes occur in the future. The Board believes that this more flexible, non-fundamental policy is in the best interest of the Fund and its shareholders.

    The proposed new non-fundamental policy regarding illiquid securities would be: "The Fund may not invest more than 15% of its net assets in illiquid securities. Rule 144A securities deemed to be liquid shall be included in this limitation unless otherwise specified by the Board of Directors."

    The Fund's current fundamental policy regarding restricted and illiquid securities reads as follows: "The Fund will not purchase securities (other than repurchase agreements of not more than one week's duration--considering only the remaining days to maturity of each existing repurchase agreement) for which there exists no readily available market or for which there are legal or contractual restrictions on resale (except securities which are subject to resale restrictions that in the judgment of the Fund's investment adviser, are readily redeemable on demand), if, as a result of any such purchase, more than 10% of the Fund's net assets would be invested in such securities."

    The Board believes that the more flexible, non-fundamental policy is in the best interests of the Fund and its shareholders and recommends shareholder approval of the change.

    The approval of these changes to the fundamental investment policies of the Fund requires the approval of the holders of a majority of outstanding Fund shares. The 1940 Act defines this majority as the lesser of (a) 67% or more of the voting securities present in person or represented by proxy at a meeting, if the holders or more than 50% of the outstanding voting securities are present or represented by proxy; or (b) more than 50% of the outstanding voting securities.

                                4. OTHER MATTERS

    The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

SIMULTANEOUS MEETINGS

    The special meeting of shareholders of the Fund is called to be held at the same time as the meeting of shareholders of FPA Capital Fund, Inc. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meeting so that the meeting of the Fund may be held separately, the persons named as proxies will vote in favor of such an adjournment.

SHAREHOLDER PROPOSALS

    The Fund does not expect to hold regular annual meetings of shareholders. Any shareholder who wishes to submit a proposal for consideration at a meeting of shareholders should send such proposal to the Secretary of the Fund at the address shown above. Proposals must be received in a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in materials for that meeting. Timely submission of a proposal does not necessarily mean that a proposal will be included.

ADJOURNMENT

    In the event that sufficient votes in favor of the proposals set forth herein are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                           By Order of the Board of Directors
                                           SHERRY SASAKI
                                           Secretary

January 4, 2004

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR YOU MAY VOTE YOUR PROXY BY TELEPHONE.

                              FPA NEW INCOME, INC.

                         STATE STREET BANK & TRUST CO.
                      P.O. BOX 8115, BOSTON, MA 02266-8115

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints WILLARD H. ALTMAN, JR., ALFRED E. OSBORNE, JR. and ROBERT L. RODRIGUEZ, and each of them proxies with power of substitution, and hereby authorizes each of them to represent and to vote, as provided on the reverse side, all shares of stock of the above Fund which the undersigned is entitled to vote at the special meeting to be held on Monday, February 9, 2004, and at any adjournments thereof.

--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------



[FPA78 - FPA NEW INCOME, INC.] [FILE NAME: FPA782.ELX] [VERSION - (3)] [11/11/03 (10/20/03)]

|X| PLEASE MARK VOTES                                                      FPA78
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                              FPA NEW INCOME, INC.
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on the   |_|
reverse side of this card.


CONTROL NUMBER:
RECORD DATE SHARES:




                                                            --------------------
     Please be sure to sign and date this Proxy.            Date
--------------------------------------------------------------------------------

-----Shareholder sign here---------------------Co-owner sign here (if any)------


-----------------
VOTE BY TELEPHONE
-----------------
It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

FOLLOW THESE FOUR EASY STEPS:
--------------------------------------------------------------------------------
1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER
   1-877-PRX-VOTE (1-877-779-8683). FOR SHAREHOLDERS RESIDING OUTSIDE THE UNITED STATES CALL COLLECT ON A TOUCH-TONE PHONE 1-201-536-8073.
   THERE IS NO CHARGE FOR THIS CALL.

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE RECORDED INSTRUCTIONS.
--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!


IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors. NOMINEES:                         WITH-   FOR ALL
                                                    FOR     HOLD    EXCEPT
   (01) W.H. ALTMAN, JR.   (03) A.R. PISANO         |_|      |_|      |_|
   (02) A.E. OSBORNE, JR.  (04) R.L. RODRIGUEZ      |_|      |_|      |_|
   (05) L.J. Sheehan                                |_|      |_|      |_|

   INSTRUCTION: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

                                                    FOR    AGAINST  ABSTAIN
2. Approval or disapproval of a proposed amendment  |_|      |_|      |_|
   to the fundamental Fund's investment policy regarding lending.

                                                    FOR    AGAINST  ABSTAIN
3. Approval or disapproval of a proposed amendment  |_|      |_|      |_|
   to the fundamental Fund's investment policy regarding investments in illiquid securities.

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated January, 2004.

----------------
VOTE BY INTERNET
----------------
It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:
--------------------------------------------------------------------------------
1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2. GO TO THE WEBSITE http://www.eproxyvote.com/fpnix

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE INSTRUCTIONS PROVIDED.
--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/fpnix anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET





[FPA78 - FPA NEW INCOME, INC.] [FILE NAME: FPA781.ELX] [VERSION - (4)] [11/12/03 (10/20/03)]

FPA781